EQUITY SECURITIES TRUST, SERIES 7
                  SIGNATURE SERIES, INDIVIDUAL INVESTOR'S
                 AMERICA'S FASTEST GROWING COMPANIES TRUST

                         REFERENCE TRUST AGREEMENT

          This Reference Trust Agreement (the "Agreement") dated February 29, 1996 between Reich & Tang Distributor L.P., as Depositor and The Chase Manhattan Bank (National Association), as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Equity Securities Trust, Series 6, Signature Series, Gabelli Entertainment and Media Trust, and Subsequent Series, Trust Indenture and Agreement" dated November 16, 1995 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.

                             WITNESSETH THAT:

          WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in section
1.1 (2) of the Indenture;

          WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Sections 2.1 and 2.6 of the Indenture; and

          NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee as follows:

                                  Part I

                  STANDARD TERMS AND CONDITIONS OF TRUST

          Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the following sections of the Indenture hereby are amended as follows:

          (a) Paragraph (a) of Section 2.6 is amended to replace the words "last preceeding" in clause (ii) of the first sentence of such paragraph with the word "next."

          (b) Section 3.5 is hereby amended by inserting the phrase "or Income" in the second sentence of the sixth paragraph after the words "The Trustee shall not be required to make a distribution from the Principal ..."

          Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated February 29, 1996, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that their has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

                                  Part II

                   SPECIAL TERMS AND CONDITIONS OF TRUST

          Section 1. The following special terms and conditions are hereby agreed to:

          (a) The Securities (including Contract Securities) listed in Schedule A hereto have been deposited in the Trust under this Agreement.

          (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 20,500.

          (c)  For the purposes of the definition of Unit in item (22) of
Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/20,500 as of the date hereof.

          (d) The term Record Date shall mean the first day of March, June, September and December commencing on June 1, 1995.

          (e) The term Distribution Date shall mean the fifteenth day of the month on which a Record Date occurs (or the last business day prior thereto) commencing on June 15, 1996.

          (f)  The First Settlement Date shall mean March 5, 1996.

          (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the Deposit Period.

          (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.80 per 100 Units.

rate per 100 Units     number of Units outstanding

$0.76                  100,000,000 or more
$0.84                  50,000,000 - 99,999,999
$0.94                  49,999,999 or less

          (i) For purposes of Section 7.4, the Depositor's maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

          (j) The Termination Date shall be March 1, 1997 or the disposition of the last Security in the Trust.

          (k) The fiscal year for the Trust shall end on December 31 of each year.

          (l) For purposes of this Series of Equity Securities Trust, the form of Certificate set forth in Indenture shall be appropriately modified to reflect the title of this Series and represent as set forth above.

          IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

               [Signatures on separate pages]

                         THE CHASE MANHATTAN BANK
                         (NATIONAL ASSOCIATION), Trustee


                         By: /s/ Thomas J. Centrone
                             ----------------------------
                              Vice President
(SEAL)

STATE OF NEW YORK   )
                    :ss.:
COUNTY OF NEW YORK  )

          On this 27th day of February, 1996, before me personally appeared Thomas J. Centrone, to me known, who being by me duly sworn, said that he is an Authorized Signator of The Chase Manhattan Bank (National Association), one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.


                                  /s/ Christine S. Conway
                                  -------------------------
                                        Notary Public


                                    CHRISTINE S. CONWAY
                              NOTARY PUBLIC, STATE OF NEW YORK
                                     NO. 018A4774419
                                      EXP. 3/30/96

                         REICH & TANG DISTRIBUTORS L.P.
                              Depositor

                         By: Reich & Tang Asset Management, Inc.,
                              as General Partner of Depositor


                              By:  /s/ Peter J. DeMarco
                                   ---------------------------
                                   Authorized Signator


STATE OF NEW YORK   )
                    : ss:
COUNTY OF NEW YORK  )

          On this 28th day of February, 1996, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of Reich & Tang Asset Management, Inc. as General Partner of the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                    /s/ Teresa Scilla
                                    -----------------------------
                                        Notary Public
                                       Notary Public, State of New York
                                          No. 31-4752672
                                       Qualified in the County of New York
                                          Term Expires 8/31/96

                                                                     Schedule A

                                              EQUITY SECURITIES TRUST
                                                     SERIES 7
                                                 SIGNATURE SERIES
                    INDIVIDUAL INVESTOR'S AMERICA'S FASTEST GROWING COMPANIES(REGISTERED) TRUST
                                                     PORTFOLIO
                                              AS OF FEBRUARY 29, 1996

                                      NUMBER OF                                PERCENTAGE    MARKET       COST OF
                         PORTFOLIO   SECURITIES                                    OF         VALUE     SEC. TO THE
                            NO.     (SHS./PRINC.)      NAME OF ISSUER (2)        TRUST      PER SHARE    TRUST (3)
                         ---------  -------------   -------------------------  ----------   ---------   -----------

Air Defense: 2.80%
                              1         138 Shs.    Trimble Navigation Ltd.       1.41%       20.250     $   2,795
                              2         188 Shs.    Wireless Telecom Group
                                                      Inc.                        1.39%       14.750         2,773
                                                                                                        -----------
                                                                                                             5,568
Alarms: 1.43%
                              3         284 Shs.    LoJack Corp.                  1.43%       10.000         2,840
                                                                                                        -----------
                                                                                                             2,840
Audio Visual Displays:
1.41%
                              4         535 Shs.    Ampex Corp.                   1.41%        5.250         2,809
                                                                                                        -----------
                                                                                                             2,809
Biotechnology: 5.58%
                              5          24 Shs.    Chiron Corp.                  1.36%      112.375         2,697
                              6          82 Shs.    Cyberoptics Corp.             1.39%       33.625         2,757
                              7         226 Shs.    NABI, Inc.                    1.41%       12.375         2,797
                              8         364 Shs.    Theragenics Corp.             1.42%        7.750         2,821
                                                                                                        -----------
                                                                                                            11,072
Building & Machinery:
1.36%
                              9          77 Shs.    JLG Industries, Inc.          1.36%       35.125         2,705
                                                                                                        -----------
                                                                                                             2,705
Business Services: 2.78%
                             10          51 Shs.    Accustaff, Inc.               1.37%       53.500         2,728
                             11          99 Shs.    Copart, Inc.                  1.41%       28.250         2,797
                                                                                                        -----------
                                                                                                             5,525
Communication Equipment:
5.59%
                             12         161 Shs.    Scientific-Atlanta, Inc.      1.40%       17.250         2,777
                             13          69 Shs.    Strata Com, Inc.              1.41%       40.750         2,812

                             14         213 Shs.    Tekelec                       1.42%       13.250         2,822
                             15          59 Shs.    Tellabs, Inc.                 1.36%       45.750         2,699
                                                                                                        -----------
                                                                                                            11,110
Computer Equipment: 8.30%
                             16         133 Shs.    3D Systems Corp.              1.36%       20.375         2,710
                             17          73 Shs.    In Focus Systems, Inc.        1.39%       38.000         2,774
                             18         123 Shs.    MyLex Corp.                   1.41%       22.875         2,814
                             19         114 Shs.    Perceptron, Inc.              1.38%       24.000         2,736
                             20          54 Shs.    Safeguard Scientifics,
                                                      Inc.                        1.37%       50.375         2,720
                             21         288 Shs.    Wegener Corp.                 1.39%        9.625         2,772
                                                                                                        -----------
                                                                                                            16,526
Computer Network
Equipment: 6.94%
                             22         164 Shs.    ACT Networks, Inc.            1.38%       16.750         2,747
                             23          60 Shs.    Ascend Communications,
                                                      Inc.                        1.35%       44.750         2,685
                             24         142 Shs.    Auspex Systems, Inc.          1.40%       19.625         2,787
                             25         292 Shs.    DSP Group, Inc.               1.39%        9.500         2,774
                             26         185 Shs.    MicroTouch Systems, Inc.      1.42%       15.250         2,821
                                                                                                        -----------
                                                                                                            13,814

                                              EQUITY SECURITIES TRUST
                                                     SERIES 7
                                                 SIGNATURE SERIES
                    INDIVIDUAL INVESTOR'S AMERICA'S FASTEST GROWING COMPANIES(REGISTERED) TRUST
                                                     PORTFOLIO
                                              AS OF FEBRUARY 29, 1996

                                      NUMBER OF                                PERCENTAGE    MARKET       COST OF
                         PORTFOLIO   SECURITIES                                    OF         VALUE     SEC. TO THE
                            NO.     (SHS./PRINC.)      NAME OF ISSUER (2)        TRUST      PER SHARE    TRUST (3)
                         ---------  -------------   -------------------------  ----------   ---------   -----------
Computer Services: 5.52%
                             27         152 Shs.    CellStar Corp.                1.40%       18.375     $   2,793
                             28          67 Shs.    CMG Information Services
                                                      Inc.                        1.38%       41.000         2,747
                             29         209 Shs.    Computer Telephone Corp.      1.42%       13.500         2,822
                             30          82 Shs.    United Video Satellite
                                                      Group                       1.32%       32.000         2,624
                                                                                                        -----------
                                                                                                            10,986

Electronics: 11.14%

                             31         157 Shs.    C.P. Clare Corp.              1.42%       18.000         2,826
                             32         213 Shs.    Innovex, Inc.                 1.39%       13.000         2,769
                             33         118 Shs.    Kemet Corp.                   1.39%       23.500         2,773
                             34         179 Shs.    Nu Horizons Electronics
                                                      Corp.                       1.39%       15.500         2,774
                             35         194 Shs.    Plexus Corp.                  1.41%       14.500         2,813
                             36         105 Shs.    Proxima Corp.                 1.40%       26.500         2,783
                             37         168 Shs.    S3, Inc.                      1.34%       15.875         2,667
                             38         161 Shs.    Special Devices, Inc.         1.40%       17.250         2,777
                                                                                                        -----------
                                                                                                            22,182

Fabricated Products:
1.37%
                             39         435 Shs.    Strategic Distributions,
                                                      Inc.                        1.37%        6.250         2,719
                                                                                                        -----------
                                                                                                             2,719

Health Equipment: 1.39%
                             40          64 Shs.    ThermoTrex Corp.              1.39%       43.250         2,768
                                                                                                        -----------
                                                                                                             2,768

Oil Services: 1.38%
                             41         105 Shs.    Seitel, Inc.                  1.38%       26.125         2,743
                                                                                                        -----------
                                                                                                             2,743

Photographic & Video
Software: 1.39%
                             42         115 Shs.    Pinnacle Systems, Inc.        1.39%       24.125         2,774
                                                                                                        -----------
                                                                                                             2,774

Publishing: 1.41%
                             43         296 Shs.    Western Publishing Group,
                                                      Inc.                        1.41%        9.500         2,812
                                                                                                        -----------
                                                                                                             2,812

Recreational Vehicles:
1.39%
                             44          92 Shs.    Champion Enterprises,
                                                      Inc.                        1.39%       30.000         2,760
                                                                                                        -----------
                                                                                                             2,760

Retail: 2.78%
                             45         226 Shs.    Michaels Stores, Inc.         1.39%       12.250         2,769
                             46         115 Shs.    Movie Gallery, Inc.           1.39%       24.125         2,774
                                                                                                        -----------
                                                                                                             5,543


Rubber Fabrics: 1.44%
                             47         229 Shs.    Applied Extrusion
                                                      Technologies                1.44%       12.500         2,862
                                                                                                        -----------
                                                                                                             2,862

                                              EQUITY SECURITIES TRUST
                                                     SERIES 7
                                                 SIGNATURE SERIES
                    INDIVIDUAL INVESTOR'S AMERICA'S FASTEST GROWING COMPANIES(REGISTERED) TRUST
                                                     PORTFOLIO
                                              AS OF FEBRUARY 29, 1996

                                      NUMBER OF                                PERCENTAGE    MARKET       COST OF
                         PORTFOLIO   SECURITIES                                    OF         VALUE     SEC. TO THE
                            NO.     (SHS./PRINC.)      NAME OF ISSUER (2)        TRUST      PER SHARE    TRUST (3)
                         ---------  -------------   -------------------------  ----------   ---------   -----------
Scientific Instruments:
1.37%
                             48         106 Shs.    KLA Instruments Corp.         1.37%       25.750     $   2,729
                                                                                                        -----------
                                                                                                             2,729
Semiconductors: 13.89%
                             49         148 Shs.    ANADIGICS, Inc.               1.38%       18.500         2,738
                             50         124 Shs.    Burr-Brown Corp.              1.40%       22.500         2,790
                             51         322 Shs.    Chips and Technologies,
                                                      Inc.                        1.40%        8.625         2,777
                             52         236 Shs.    Etec Systems, Inc.            1.45%       12.250         2,891
                             53         288 Shs.    Micro Linear Corp.            1.39%        9.625         2,772
                             54          80 Shs.    Micron Technology, Inc.       1.37%       34.000         2,720
                             55          74 Shs.    MRV Communications, Inc.      1.40%       37.500         2,775
                             56          51 Shs.    Novellus Systems, Inc.        1.38%       53.750         2,741
                             57          50 Shs.    Oak Technology, Inc.          1.34%       53.250         2,663
                             58         126 Shs.    Tencor Instruments            1.38%       21.750         2,740
                                                                                                        -----------
                                                                                                            27,607
Software: 11.08%
                             59          58 Shs.    Broderbund Software, Inc.     1.36%       46.625         2,704
                             60         113 Shs.    Ciber, Inc.                   1.39%       24.500         2,769
                             61          53 Shs.    Cognos, Inc.                  1.38%       51.937         2,753
                             62         182 Shs.    Manugistics Group, Inc.       1.37%       15.000         2,730
                             63          51 Shs.    McAfee Associates, Inc.       1.41%       55.000         2,805
                             64         119 Shs.    MDL Information Systems,
                                                      Inc.                        1.41%       23.500         2,796
                             65          92 Shs.    Veritas Software Corp.        1.36%       29.500         2,714
                             66          80 Shs.    Wind River Systems            1.40%       34.875         2,790
                                                                                                        -----------

                                                                                                            22,061
Tires: 1.39%
                             67         179 Shs.    Titan Wheel
                                                      International, Inc.         1.39%       15.500         2,775
                                                                                                        -----------
                                                                                                             2,775
Miscellaneous Goods:
6.87%
                             68          71 Shs.    Central Sprinkler Corp.       1.38%       38.750         2,751
                             69         196 Shs.    FSI International, Inc.       1.33%       13.500         2,646
                             70         101 Shs.    Helix Technology Corp.        1.34%       26.375         2,664
                             71         111 Shs.    PRI Automation, Inc.          1.40%       25.000         2,775
                             72          92 Shs.    Robbins & Myers, Inc.         1.42%       30.750         2,829
                                                                                                        -----------
                                                                                                            13,665
                                                                                                        -----------
                                                                                                         $ 198,955
                                                    Total Investment in
                                                      Securities                   100%
                                                                                   ---                  -----------
                                                                                   ---                  -----------

                             FOOTNOTES TO PORTFOLIO
(1) Based on the cost of the Securities to the Trust.
(2) Forward contracts to purchase the Securities were entered into on February 28, 1996. All such contracts are expected to be settled on or about the First Settlement Date of the Trust which is expected to be March 5, 1996.
(3) Evaluation of Securities by the Trustee was made on the basis of closing sales prices at the Evaluation Time on the day prior to the Initial Date of Deposit. The Sponsor's Purchase Price is $200,028. The Sponsor's Loss on the Initial Date of Deposit is $(1,073).